Exhibit 99.2

Collectors Universe Reduces New York Lease Obligations

NEWPORT BEACH, CA – May 20, 2010 - Collectors Universe, Inc. (NASDAQ: CLCT), a leading provider of value-added authentication and grading services to dealers and collectors of high-value collectibles, today announced that it had entered into agreements to reduce its operating lease obligations for the two New York facilities that had formerly been occupied by its discontinued jewelry authentication and grading businesses.

Under the agreements, one of the facilities will be sublet to a third party, and the second facility will be returned to the landlord and the lease terminated, with only a financial obligation remaining. As a result, the Company’s net aggregate lease obligations for rent and other lease-related expenses will be reduced from approximately $8.0 million at March 31, 2010 to approximately $4.3 million, payable through December 31, 2017.  Consequently, the Company expects to be able to reduce its estimated accruals for these lease obligations by approximately $500,000 in the fourth quarter of FY 2010.

About Collectors Universe

Collectors Universe, Inc. is a leading provider of value added services to the high-value collectibles markets. The Company authenticates and grades collectible coins, trading cards, event tickets, autographs, memorabilia and stamps (“collectibles”).  The Company also compiles and publishes authoritative information about United States and world coins, collectible trading cards and sports memorabilia, collectible stamps, and operates its CCE dealer-to-dealer Internet bid-ask market for certified coins and its Expos trade show and conventions business.  This information is accessible to collectors and dealers at the Company's web site, http://www.collectors.com and is also published in print.

Cautionary Statements Regarding Forward Looking Information

This news release contains statements regarding our expectations, beliefs or views about our future financial performance and trends in our business and in our markets, which constitute "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. Forward looking statements can often be identified by the use of words such as "believe," "expect," "anticipate," "intend," "plan," "estimate," "project," or future or conditional verbs such as "will," "would," "should," "could," or "may."

Due to a number of risks and uncertainties to which our business and our markets are subject, our future financial performance may differ, possibly significantly, from our expected financial performance as set forth in the forward looking statements contained in this news release.  Information regarding those risks and uncertainties, and their possible impact on our future financial performance, include, but are not limited to, our continued and increased dependence on our coin business which generated 64% of our consolidated revenues and substantially all of our operating income in the nine months ended March 31, 2010, the risk that economic conditions in the United States will not improve for some time and may even deteriorate further, which could result in reductions in the demand for our collectible grading services and, consequently, in our revenues; the risk that the current economic recession and credit crisis will lead to longer term changes in the spending habits of consumers and in the availability and use of credit by smaller businesses, such as collectibles dealers, to fund purchases of collectibles, which could lead to longer term declines in collectibles commerce and, therefore, in the demand for our services; the risk that our strategy to offer new services in our continuing collectibles markets will not be successful in enabling us to improve our profitability or may even cause us to incur significant losses; and the risk that the subtenant for one of our spaces in New York will not fulfill its obligation under the sublease agreement, thereby increasing our net obligations for the New York facilities from our currently expected obligations as described above in this press release.

Additional information regarding these risks and information regarding other risks and uncertainties to which our business is subject is contained in our Annual Report on Form 10-K for our fiscal year ended June 30, 2009 and our Quarterly Report on Form 10-Q for the third quarter ended March 31, 2010 filed with the Securities and Exchange Commission on April 10, 2010.   Due to these risks and uncertainties, readers are cautioned not to place undue reliance on the forward-looking statements contained in this news release or in our Annual or Quarterly Reports, which speak only as of their respective dates.  We also disclaim any obligation to update or revise any of the forward-looking statements as a result of new information, future events or otherwise, except as may be required by law or NASDAQ rules.

Contact: Joseph Wallace Chief Financial Officer Collectors Universe 949-567-1245 Email: jwallace@collectors.com